Exhibit 5.1

Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017 Main (212) 451-2908 Fax (212) 451-2999

January 11, 2022

Alberton Acquisition Corporation

Room 1001, 10/F, Capital Center

151 Gloucester Road

Wanchai, Hong Kong

Re:   Registration Statement on Form S-4 of Alberton Acquisition Corporation

Ladies and Gentlemen:

We have acted as counsel to Alberton Acquisition Corporation, a British Virgin Islands company (the “Company”), in connection with the registration statement on Form S-4 (File No. 333-251825), initially filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2020, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, the proposal of the Company to change its jurisdiction of incorporation by discontinuing as a company incorporated with limited liability under the BVI Business Companies Act, 2004 (the “BVI Act”) and continuing and domesticating as a corporation incorporated under the laws of the State of Nevada (the “Redomestication”). The continuing entity following the Redomestication (“Alberton Nevada”) will continue to be named Alberton Acquisition Corporation.

In connection with the Redomestication, the Company will change its jurisdiction of incorporation by effecting deregistration under Section 184 of the BVI Act and domestication under the applicable provisions of the Nevada Revised Statutes, as amended (the “NRS”) by filing a certificate of corporate domestication (the “Certificate of Redomestication”) simultaneously with an Articles of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Nevada (the “NV Secretary of State”). The Redomestication is subject to the approval of the shareholders of the Company. In this opinion, we refer to the Company following effectiveness of the Redomestication as “Alberton Nevada.”

Upon effectiveness of the Redomestication, Alberton Nevada shall be deemed to be the continuing entity of the Company and the Redomestication shall constitute a continuation of the existence of the Company in the form of a Nevada corporation. All of the Company’s currently issued and outstanding ordinary shares, no par value per share (the “Ordinary Shares”), will automatically be converted by operation of law, on a one-for-one basis, into shares of common stock of Alberton Nevada, par value $0.0001 per share (the “Alberton Nevada Common Stock”), in accordance with the terms of Alberton Nevada’s Articles of Incorporation. All rights and obligations of the Company under the Warrant Agreement and Right Agreement (as such terms are defined below) will become rights and obligations of Alberton Nevada by operation of law. Each of the Company’s outstanding warrants (the “Warrants”) will become one warrant to acquire an equivalent number of shares of Alberton Nevada Common Stock pursuant to the terms and subject to the conditions of the Warrant Agreement (the “Nevada Warrant”). Each of the Company’s outstanding rights (the “Rights”) will become one right to convert into an equivalent number of shares of Alberton Nevada Common Stock pursuant to the terms and subject to the conditions of the Right Agreement (the “Nevada Right”). In addition, each of the Company’s outstanding units (the “Units”) will become one unit of Alberton Nevada (the “Nevada Unit”), which will consist of one share of Alberton Nevada Common Stock, one Nevada Right and one Nevada Warrant, as a result of the Redomestication.

Alberton Acquisition Corporation

January 11, 2022

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the form of Articles of Incorporation of Alberton Nevada to be effective upon the Redomestication (the “Articles of Incorporation”); (iii) the Certificate of Redomestication; (iv) the Warrant Agreement, dated October 23, 2018, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); (v) the Right Agreement, dated October 23, 2018, between the Company and Continental Stock Transfer & Trust Company (the “Right Agreement”); and (vii) a Specimen Unit Certificate of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including with respect to the filing procedure for effecting a Redomestication under applicable provisions of the NRS.

Alberton Acquisition Corporation

January 11, 2022

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to effecting the Redomestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Redomestication; and (iii) all other necessary action will have been taken under the applicable laws of the British Virgin Islands to authorize and permit the Redomestication, and any and all consents, approvals and authorizations from applicable British Virgin Islands governmental and regulatory authorities required to authorize and permit the Redomestication will have been obtained;

B. The current draft of the Articles of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the NV Secretary of State in accordance with NRS Chapter 78, that no other certificate or document, other than the Certificate of Redomestication as required under applicable provisions of the NRS, has been, or prior to the filing of the Articles of Incorporation will be, filed by or in respect of the Company with the NV Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Articles of Incorporation; and

C. Prior to the issuance of the shares of Alberton Nevada Common Stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved and adopted the Redomestication; and (iii) the Redomestication will have been consummated in accordance with the NRS.

Alberton Acquisition Corporation

January 11, 2022

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Upon the filing of the Certificate of Redomestication simultaneously with the Articles of Incorporation with the NV Secretary of State, the Redomestication will become effective and Alberton Nevada shall be deemed to be the continuing entity of the Company and the Company will continue as a corporation incorporated under the laws of the State of Nevada.

2. Upon effectiveness of the Redomestication, the issued and outstanding Ordinary Shares will be automatically converted by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Alberton Nevada Common Stock; and when issued in the manner and on the terms described in the Registration Statement and the merger agreement between and among the Company, SolarMax Technology, Inc., a Nevada corporation and Alberton Merger Subsidiary Inc., a Nevada corporation and wholly-owned subsidiary of the Company dated October 27, 2020, as amended from time to time, the shares of Alberton Nevada Common Stock issued as merger consideration will be validly issued, fully paid and non-assessable .

3. Upon effectiveness of the Redomestication, the Right Agreement will be automatically assumed by Alberton Nevada by operation of law and all obligations of the Company under the Right Agreement will become valid and binding obligations of Alberton Nevada, enforceable against Alberton Nevada in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and each issued and outstanding Right will become one duly authorized, validly issued, fully paid and non-assessable Nevada Right.

4. Upon effectiveness of the Redomestication, the Warrant Agreement will be automatically assumed by Alberton Nevada by operation of law and all obligations of the Company under the Warrant Agreement will become valid and binding obligations of Alberton Nevada, enforceable against Alberton Nevada in accordance with its terms; subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and each issued and outstanding Warrant will become one duly authorized, validly issued, fully paid and non-assessable Nevada Warrant.

Alberton Acquisition Corporation

January 11, 2022

5. Upon effectiveness of the Redomestication, the Unit will be automatically assumed by Alberton Nevada by operation of law and all obligations of the Company under the Unit will become valid and binding obligations of Alberton Nevada, enforceable against Alberton Nevada in accordance with its terms; subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and each issued and outstanding Unit will become one duly authorized, validly issued, fully paid and non-assessable Nevada Unit.

6. Upon effectiveness of the Redomestication, the shares of the Nevada Common Stock underlying the Nevada Warrants will have been duly authorized for issuance and, subject to the full payment of the exercise price therefor, when duly issued and delivered upon exercise of the Warrants in accordance with the terms and conditions set forth in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

7. Upon effectiveness of the Redomestication, the shares of the Nevada Common Stock underlying the Nevada Rights will have been duly authorized for issuance and, when duly issued and delivered upon exercise of the Rights in accordance with the terms and conditions set forth in the Registration Statement and the Right Agreement, will be validly issued, fully paid and non-assessable.

8. Upon effectiveness of the Redomestication, the shares of the Nevada Common Stock underlying the Nevada Units will have been duly authorized for issuance and, when duly issued and delivered in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of New York with respect to the Right Agreement and Warrant Agreement and the NRS (including the statutory provisions, the applicable provisions of the Constitution of the State of Nevada and reported judicial decisions interpreting the foregoing) as in effect on the date hereof. We express no opinion herein as to any other laws, statutes, regulations or ordinances and we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The opinions expressed herein that are based on the laws of the State of New York and the NRS are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

ROBINSON + COLE LLP